UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     X                                                      Filed by a Party other than the Registrant    __

Check the Appropriate:
__           Preliminary Proxy Statement
__           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X             Definitive Proxy Statement
__           Definitive Additional Materials
__           Soliciting Material Under Rule 14a-12

PEOPLES FINANCIAL SERVICES CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee:

X           No fee required.

__           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

__           Fee paid previously with preliminary materials.

__
Check if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Indentify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

PEOPLES FINANCIAL SERVICES CORP.

82 FRANKLIN AVENUE
HALLSTEAD, PA  18822

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2012

The 2012 Annual Meeting of Shareholders of Peoples Financial Services Corp. will be held at the Shadowbrook Inn and Resort, 315 SR 6 E, Tunkhannock, Pennsylvania, on Saturday, April 28, 2012, beginning at 8:30 a.m.

MATTERS TO BE VOTED UPON:

1)	A proposal to elect two Class III Directors to hold office for three years from the date of election and until his successor(s) shall have been elected and qualified; and

2)	Any other matters that properly come before the meeting.

All holders of common shares of record at the close of business on February 29, 2012, are entitled to vote at the Meeting and any postponements or adjournments of the Meeting.

The Company’s 2011 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

Proxy Materials can be accessed on the web at www.peoplesnatbank.com/investors.

It is important that your shares be represented and voted at the Meeting!
Please vote your shares promptly: On line at www.voteproxy.com – follow the on-screen instructions and have your enclosed proxy card available when you access this web page; OR by telephone – follow instructions on your enclosed proxy card, OR mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose.

Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

                By order of the Board of Directors
                Alan W. Dakey
                President and Chief Executive Officer

March 23, 2012
Hallstead, Pennsylvania

TABLE OF CONTENTS PROXY STATEMENT
Proxies	3
Required Vote	3
Cost of Proxy Solicitation	3
Advance Notice Procedures	3
Director Selection Process	4
Shareholder Communications	4
GOVERNANCE OF THE COMPANY	5
Director Attendance	5
Director Independence	5
Chairman of the Board	5
The Board’s Role in Enterprise Risk Oversight	6
Committees of the Board of Directors	7
Compensation of Directors	8
Section 16(a) Beneficial Ownership Reporting Compliance	9
BENEFICIAL OWNERSHIP OF PEOPLES FINANCIAL SERVICE CORP. HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT	9
ELECTION OF DIRECTORS	10
Nominees for Terms Expiring in 2015	10
Directors Whose Terms Will Expire in 2013	11
Directors Whose Terms Will Expire in 2014	12
COMPENSATION DISCUSSION AND ANALYSIS	12
Overview of Objectives	12
Components of the Compensation Program	12
Base Salary	12
Annual Cash Incentives	13
Clawback Agreement	13
Benefits	13
Employee Stock Ownership Plan (“ESOP”)	13
401(k) and Profit Sharing Plan	14
Health Insurance	14
Supplemental Employee Retirement Plan	14
Perquisites	14
Impact of Prior Compensation in Setting Elements of Compensation	14
The Role of Management in Determining Compensation	14
The Role of the Compensation Committee	14
Compensation Committee Consultants	15
Accounting and Tax Treatments	15
Material Difference in Compensation	15
Benchmarking	15
Company Stock Ownership	15
Executive Agreements	15
Compensation Committee Report	15
Compensation Committee Interlocks and Insider Participation	16
COMPENSATION	16
Summery Compensation Table	16
Payment Upon Termination of Employment Table	19
Outstanding Equity Awards at Fiscal Year End December 31, 2010 Table	19
Option Exercises and Stock Vested Table	19
Pension Benefits Table	20
RELATIONSHIPS AND OTHER RELATED TRANSACTIONS	20
REPORT OF THE AUDIT COMMITTEE	20
DIRECTORS AND EXECUTIVE OFFICERS	22
OTHER MATTERS THAT MAY BECOME BEFORE THE ANNUAL MEETING	23

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Financial Services Corp. (the “Company”), parent company of Peoples Neighborhood Bank (the “Bank”), and Peoples Financial Capital Corporation, for use at the Company’s Annual Meeting of Shareholders to be held on April 28, 2012, (the “Meeting”) at 8:30 a.m. E.S.T. at the Shadowbrook Inn and Resort, 315 SR 6 E, Tunkhannock, Pennsylvania.  The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about March 23, 2012.

PROXIES

The execution of the enclosed proxy will not affect a shareholder’s right to attend the Meeting and vote in person.  Any Shareholder voting a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy to the Secretary of the Company, Debra E. Dissinger, PO Box A, Hallstead, Pennsylvania, 18822, or by attending the Meeting and electing to vote in person after giving written notice thereof to the Secretary of the Company.  Shareholders of record at the close of business on February 29, 2012 are entitled to notice of, and to vote at, the Meeting.  On that date, the Company had 3,117,606 shares of common stock outstanding (the “Common Stock”) each of which will be entitled to one vote at the meeting.

If the enclosed proxy is appropriately executed in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon.  Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class III Directors and FOR all other items of business.

Any Shareholder who wishes to withhold authority from the proxy holders to vote for the election of the Directors may do so by marking his or her proxy to that effect.  No proxy may be voted for a greater number of persons than the number of nominees named.  If the nominees should become unable to serve, the persons named in the proxy may vote for another nominee.  The Company’s Board of Directors and Management, however, have no present reason to believe that the nominees listed will be unable to serve as Directors, if elected.

REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the Meeting.  Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Directors are elected by a plurality of the votes cast at the Meeting, and shareholders are not entitled to cumulate their votes for the election of Directors. Abstentions and broker “non-votes” will not be considered as votes cast for purposes of the Meeting.

COST OF PROXY SOLICITATION

The expense of soliciting proxies will be borne by the Company.  It is expected that the solicitation of proxies will be primarily by mail.  The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means.  This expense for 2011 was $8,740.

ADVANCE NOTICE PROCEDURES

The By-laws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder of the Company.  All nominations are referred to the Board of Directors for consideration.  There were no nominations by shareholders submitted to the Board for consideration.

The By-laws require that any nomination for Director by a shareholder (other than by the Board of Directors) must be made by notice, in writing, delivered to the Secretary of the Company not less than 60 days prior to the date of a Shareholders’ Meeting.  Any shareholder proposal for consideration at the Company’s Annual Meeting of Shareholders to be held in 2013 must be received by the Company at its principal office not later than November 30, 2012 if it is to be considered for inclusion in the Company’s 2013 proxy statement.  All other shareholder proposals must be received between January 27, 2012 and February 25, 2013.  A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, PO Box A, Hallstead, Pennsylvania, 18822.

DIRECTOR SELECTION PROCESS

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. Once the Committee has identified a prospective nominee—including prospective nominees recommended by shareholders—it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate.  The criteria include:

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board and;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and the communities in which it operates.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.   A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary, or any member of the Governance and Nominating Committee, in writing with whatever supporting material the shareholder considers appropriate.

SHAREHOLDER COMMUNICATIONS

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to the Chairman of the Board, Peoples Financial Services Corp., PO Box A, Hallstead, Pennsylvania 18822.  The Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that she otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal auditors and handled in accordance with procedures established by the Audit Committee with respect to such matters.

GOVERNANCE OF THE COMPANY

Pursuant to Pennsylvania law and the Company’s By-laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other members of management, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

DIRECTOR ATTENDANCE

During 2011, all of the Directors of the Company attended at least 75% of the aggregate of all meetings of the Company’s Board of Directors and Board committees on which they served.  Each Director is expected to attend the Company’s Annual Meetings.  All Directors were present at the 2011 Annual Meeting.

DIRECTOR INDEPENDENCE

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet the independence standards of the NASDAQ.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in December 2011. During this review, the Board considered transactions and relationships between each Director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that William E. Aubrey II, Ronald G. Kukuchka, George H. Stover, Jr., Joseph T. Wright, Jr., and Earle A. Wootton are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.

In determining the independence of each Director, the Board considered the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, purchased products and services from companies at which some of our Directors or their immediate family members were officers or employees during 2011. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines. The Board also considered employment relationships with immediate family members of Directors that involved compensation of less than the threshold of $120,000 in the Company’s Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

CHAIRMAN OF THE BOARD

William E. Aubrey II is the Company’s Chairman of the Board.  The Chairman of the Board organizes Board activities to enable the Board to effectively provide oversight of management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of non-management Directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising Committee Chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer;

•	Consulting with Committee Chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent Directors and the Chief Executive Officer on sensitive issues;

•
Working with the Governance and Nominating Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization processes and governance guidelines necessary to carry it out;

•
After consulting with other Board members and the Chief Executive Officer, making recommendations to the Governance and Nominating Committee as to the membership of various Board Committees and Committee Chairs;

•	Working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director unless the Board determines that the best interests of the shareholders would be otherwise better served, in which case the Board will disclose in the Company’s Proxy Statement the reasons for a different arrangement and appoint an independent director as Lead Director with duties and responsibilities requiring independence.

THE BOARD’S ROLE IN ENTERPISE RISK OVERSIGHT

The Board of Directors has delegated responsibility for overseeing risk management for the Company to the Audit Committee. On a quarterly basis, the Company’s Chief Risk Officer and the Company’s Independent Auditors provide a comprehensive report to the Audit Committee. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the Company. The full Board also engages in periodic discussions with the Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Credit Officer and other company officers as the Board may deem appropriate related to risk management. In addition, each Board Committee has been assigned oversight responsibility for specific areas of risk and risk management.  The committees consider risks within their areas of responsibility, for instance the Compensation Committee considers risks that may result from changes in compensation programs, and our Loan & ALCO Committees focus on risk related to credit and interest rates, among others.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors met five times during 2011 and the Bank’s Board of Directors met 12 times during 2011.

Committees are concurrent committees of Peoples Financial Services Corp. and Peoples Neighborhood Bank.

The Executive Committee met one time in 2011.  This committee consists of the Board Chairman, if any, the Vice Chairman, if any, and the President plus not less than one, but no more than three other Directors.  The Executive Committee meets on an as-necessary basis and may exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board.  This committee may also be assigned other duties by the Bank’s Board.

The Compensation Committee met two times during 2011.  This committee consists of two independent Board members.  It reviews and recommends compensation policies and plans.  The Compensation Committee Charter is posted on our website at www.peoplesnatbank.com/investors.

The Audit/Compliance Committee met four times during 2011.  This committee supervises the compliance and internal audit program of the Bank and recommends the appointment of, and serves as the principal liaison between, the Board and the Company’s independent accountants.  It also reports to the Board on the general financial condition of the Bank.  During the year, the Board examined the composition of the Audit Committee and confirmed that the members are “independent” as defined in the NASDAQ listing standards.  Director Earle Wootton was determined to qualify, and agreed to serve, as the Audit Committee’s “financial expert” as defined by SEC regulations.  The Audit Committee Charter is posted on our website at www.peoplesnatbank.com/investors.

The Nominating and Governance Committee met one time during 2011.  This committee is comprised of three members of the Board.   It identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and effectively, and ensures that proper attention is given, and effective responses are made to shareowner concerns regarding corporate governance.  The members of this committee are “independent directors” as defined in the NASDAQ listing standards.  The Nominating Committee Charter is posted on our website at www.peoplesnatbank.com/investors.

The Asset/Liability Committee met 12 times in 2011.  The primary objectives of the Asset/Liability management process include:  optimize earnings and return on assets and equity within acceptable and controllable levels; provide for growth that is sound, profitable and balanced without sacrificing the quality of service; and manage and maintain policy and procedures that are consistent with the short- and long-term strategic goals of the Board of Directors.  To this end, the Asset/Liability Committee is responsible for risk management within the following key areas: interest rate; price; liquidity; investment/credit; and budget.  The committee meets monthly and consists of the Board of Directors and senior management.

The Human Resources and Marketing Committee met four times during 2011.  This committee is responsible for sound human resources management and training e.g., in employment, compensation, and performance appraisals.  This committee is also responsible for evaluation, planning and supervision of the marketing and advertising of the Bank’s products and services, and also oversees community involvement and other public relations activities.  The Human Resources and Marketing Committee meets on a quarterly basis with the Board of Directors and senior management.

The Loan Administration Committee met four times during 2011.  This committee assists the Bank’s Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credits, floor plans, customers’ financial statements, and by monitoring loan review and compliance.  The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank’s loan activities are carried out in accordance with loan policies.  This committee is also responsible for insuring the adequacy of the Bank’s loan loss reserve.  The Loan Administration Committee meets with the Chief Credit Officer and other executive officers on a quarterly basis.

The Branch Office Committees each met 6 times during 2011.  These committees consist of the Directors assigned to or representing a particular community office.  These committees meet with the Branch Manager, Executive Officers and Associate Directors of that office to discuss the progress and/or problems of the particular office they represent.  The Committee may make recommendations on unlimited matters concerning that office for consideration at the monthly Board of Director’s Meeting.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives $500 for each Bank Board meeting, with the exception of the Chief Executive Officer.  All members receive $500 for each committee meeting they attend and $300 for each branch meeting they attend, with the exception of the Chief Executive Officer.  All Directors receive a retainer of $14,000 per year, with the exception of the Chief Executive Officer.  The Chairman receives an additional $800 per month.  The Audit Committee Chairman receives an additional $250 per audit committee meeting.

DIRECTORS’ STOCK OPTIONS

No stock options were granted to the Directors in 2011.

DIRECTORS SUPPLEMENTAL LIFE INSURANCE PLAN

Effective June 24, 2011, Peoples Neighborhood Bank, a subsidiary of Peoples Financial Services Corp. (the "Company") established a director supplemental life insurance plan.  All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance.  The plan currently insures seven (7) directors.  The director life insurance benefit of $100,000 per participating director will be provided through a single premium BOLI program because BOLI is a more cost-effective way of providing the benefits.  The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

DIRECTORS DEFERRED COMPENSATION PLAN

On March 26, 2011, Peoples Neighborhood Bank, a subsidiary of Peoples Financial Services Corp. (the "Company") adopted  the Director Deferred Compensation Plan (“the Plan") to be effective April 15, 2011.  All current Directors are eligible to participate in the Director Deferred Compensation Plan for the 2011 calendar year. The Plan allows for deferrals by participants of up to 100% of their director’s fees and bonuses. There is no maximum dollar limit on the amount that may be deferred by a participant each year.  Participants are permitted to change their percentage of deferral annually. The participants are always 100% vested in the amount they defer and the earnings credited to their accounts. Participants are entitled to receive a distribution from their account upon: a termination of service, a change in control, or a specified date as allowed within the Plan. The foregoing description of the Director Deferred Compensation Plan is qualified in its entirety by reference to the Director Deferred Compensation Plan.

DIRECTORS’ RETIREMENT

The Company provides a retirement benefit to its non-employee Directors.  The plan requires a minimum of ten years of service.  After the tenth year, the Director is granted an annual retirement distribution of $150 times the Director’s number of years of service on the Board.  This benefit is payable to the Director or beneficiary for a ten-year period following retirement.  The Company has a mandatory retirement age of 70.  During 2011, the Company charged $8,013 to expenses for this benefit.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (1)		Total
William E. Aubrey II	$39,300	0	0	0	0	$198		$39,498
Alan W. Dakey	$4,500	0	0	0	0	$606		$5,106
Ronald G. Kukuchka	$29,200	0	0	0	0	$520		$29,720
Richard S. Lochen, Jr.	$29,700	0	0	0	0	$198		$29,898
George H. Stover, Jr.	$29,800	0	0	0	0	$3,204	(2)	$33,004
Earle A. Wootton	$30,800	0	0	0	0	$1,520		$32,320
Joseph T. Wright, Jr.	$29,700	0	0	0	0	$468		$30,168

(1) Amount reflects the Imputed Income on the Directors Split Dollar Insurance Plan for 2011.
(2) Includes $2,163 which reflects compensation expense recorded in 2011 from a Supplemental Excess Retirement Plan for Mr. Stover. Under this plan, which is a non-qualified plan, he will receive a supplemental payment in order to provide him with an annual retirement benefit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of holdings and transactions in the Company’s common stock with the Securities and Exchange Commission.  Based on Company records and other information, the Company believes that all Securities and Exchange Commission filing requirements applicable to its Directors and Executive Officers with respect to the Company’s 2011 fiscal year were met.

BENEFICIAL OWNERSHIP OF PEOPLES FINANCIAL SERVICES CORP. HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders  The following table sets forth, to the best of our knowledge, those persons or entities who owned 5% or more of the outstanding shares of the Company’s Common Shares as of December 31, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Class
CEDE & CO (1) New York, NY	741,233 Shares	23.75%
Employee Stock Ownership Plan of Peoples Neighborhood Bank (2) Hallstead, PA	163,512 Shares	5.24%

(1)	Holds shares of various brokerage firms, banks or other nominees, on behalf of individual shareholders, commonly referred to as shares held in “street name."
(2)	Shares held by various employees and former employees of Peoples Neighborhood Bank.

Directors, Officers and Nominees  The following table sets forth information concerning the beneficial ownership of the Company’s Common Shares as of December 31, 2011 for: (a) each incumbent Director and the nominee for Director; (b) each named Executive Officer of the Company identified in the Summary Compensation Table; and (c) the Directors and Executive Officers as a group.  Except as otherwise noted, the named individuals or family members had sole voting and investment power with respect to such securities.

Directors and Executive Officers	Amount and Nature of *Beneficial Ownership	Percent of Common Class
William E. Aubrey II	25,000	.80%
Alan W. Dakey	3,738	.12%	(1)
Debra E. Dissinger	14,403	.46%	(2)
Joseph M. Ferretti	2,795	.09%	(3)
Ronald G. Kukuchka	21,377	.68%	(4)
Richard S. Lochen, Jr.	9,065	.29%	(5)
Scott A. Seasock	6,975	.22%	(6)
George H. Stover, Jr.	77,499	2.48%	(7)
Earle A. Wootton	21,000	.67%
Joseph T. Wright, Jr.	24,765	.79%	(8)

All Directors and Executive Officers as a Group	206,617	6.60%

*The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse, minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after December 31, 2011.  Beneficial ownership may be disclaimed as to certain of the securities.  All numbers have been rounded to the nearest whole number.

(1)	Includes 368 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Dakey’s account.
(2)
Includes 12,920 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Ms. Dissinger’s account and option grants of 450 shares.  All other shares are held jointly with spouse.

(3)	Includes 2,162 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Ferretti’s account, 131 shares held with minor child and option grants of 450 shares.
(4)	Includes 15,685 shares held jointly with spouse and option grants of 300 shares.
(5)
Includes 1,038 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Lochen’s account, option grants of 900 shares, 830 shares held in an IRA and 220 shares held jointly with minor children.  All other shares are held jointly with spouse.

(6)	Includes 3,050 shares held in an IRA.
(7)	Includes option grants of 1,500 shares. All other shares are held jointly with spouse.
(8)	Includes 951 shares held with minor child.

ELECTION OF DIRECTORS

The By-laws of the Company provide that the Company’s business shall be managed by a Board of Directors of not less than five, and not more than twenty-five persons.  The Board of Directors of the Company, as provided in the Company’s By-laws, is divided into three Classes:  Class I, Class II, and Class III, with each class being as nearly equal in number as possible.  The Board of Directors of the Company presently consists of seven members.  The term of office of the Class III Directors elected at the Meeting will expire on the date of the Company’s Annual Meeting of Shareholders in 2015.  The term of each of the continuing Directors in Class II and Class I will expire on the date of the Company’s Annual Meeting of Shareholders in 2013 and 2014, respectively.

The person(s) named in the enclosed proxy intends to vote such proxy FOR the election of the nominees named below, unless you indicate that your vote should be withheld.  The nominees elected as Directors will continue in office until the 2015 Annual Meeting and until their successors have been duly elected and qualified, or until the earliest of his death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Class III Directors at the Annual Meeting.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR 2015:

ALAN W. DAKEY
EARLE A. WOOTTON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTOR.

The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If the nominee is unable to serve if elected, proxies may be voted for a substitute nominee selected by the Board of Directors.

The following provides information, as of the date of this proxy statement, about each nominee and other Directors whose terms of office will continue after the Annual Meeting.  The information presented includes information each director has given us about his age, all positions he holds, and his principal occupation for the past five years.  The following also includes certain individual qualifications and skills that contribute to the Board’s effectiveness as a whole. We believe that all of our Directors have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business insight and an ability to exercise sound judgment, as well as a commitment to service. Information about the share ownership of the nominees and other Directors can be found on page 10.

ALAN W. DAKEY, Director of Peoples Financial Services Corp. and Peoples Neighborhood Bank since 2009.  President/Chief Executive Officer of the Company and the Bank since 2009.  Member of the Following Committees: Executive; Asset/Liability; Loan; and Human Resources/Marketing.  Age:  60

The Board has determined that Mr. Dakey is qualified to be on the Board due to his 38 years of banking experience including titles as Chief Executive Officer, President, and Chairman of the Board. He also holds a MBA in Finance from The University of Scranton and a BS in Accounting from Bloomsburg University.

EARLE A. WOOTTON, Director of Peoples Financial Services Corp. and Peoples Neighborhood Bank since 2010. Director of the Community Foundation of Susquehanna and Wyoming Counties and Former President of a group of commercial printing and publishing companies. Member of the Following Committees: Conklin/Binghamton Branch; Nominating/Governance; Asset/Liability: Loan; and Audit/Compliance.  Age:  67

The Board has determined that Mr. Wootton is qualified to be on the Board due to his executive management skills acquired through being Chief Executive Officer of a printing company for 30 years.  He also brings experience gained through being a previous director of a national bank for 18 years, and being the founder and chairman of a community foundation.

CLASS II DIRECTORS TERMS EXPIRING IN 2013
WILLIAM E. AUBREY II, Director of Peoples Financial Services Corp. and Peoples Neighborhood Bank since 2006.  President and Chief Executive Officer of Gertrude Hawk Chocolates since 2003.  Chairman of the Board since 2008. Member of the Following Committees:  Glenburn Branch; Executive; Loan; Human Resources/Marketing; Compensation; and Nominating/Governance.  Age:  49

The Board has determined that Mr. Aubrey is qualified to be on the Board due to his executive management experience gained by being President of two companies.  He also brings knowledge gained by serving on several community boards and an education background in the finance area – MBA and CPA.

JOSEPH T. WRIGHT, JR., Director of Peoples Financial Services Corp. and Peoples Neighborhood Bank since 2009.  Attorney at Law since 1980.  Member of the Following Committees:  Susquehanna Branch; Compensation; Asset/Liability; and Audit/Compliance.   Age: 56

The Board has determined that Mr. Wright is qualified to be on the Board due to his experience and knowledge gained while being a practicing attorney for over thirty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

CLASS I DIRECTORS TERMS EXPIRING IN 2014
GEORGE H. STOVER, JR., Director of Peoples Financial Services Corp. and Peoples Neighborhood Bank since 1992.  Real Estate Appraiser since 1972.  Member of the Following Committees:  Hallstead/Montrose Branch; Executive; Nominating/Governance; Loan; and Human Resources/Marketing.  Age:  65

The Board has determined that Mr. Stover is qualified to be on the Board due to his leadership skills obtained from successfully operating his own insurance and real estate business for 40 years.  In addition, Mr. Stover has expertise of real estate values due to being an experienced real estate appraiser.

RICHARD S. LOCHEN, JR., Director of Peoples Financial Services Corp. and Peoples Neighborhood Bank since 2003.  Certified Public Accountant since 1995.  Former President/Chief Executive Officer of the Company and the Bank and Former Chief Administrative Officer of the Company and the Bank. Member of the Following Committees: Hop Bottom/Nicholson Branch; Executive; Compensation; Asset/Liability; and Human Resources/Marketing.  Age:  48

The Board has determined that Mr. Lochen is qualified to be on the Board due to his knowledge of auditing publically-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the SEC.  He also brings executive leadership experience and understanding of the operations of the Company gained from his serving as Chief Executive Officer of the Company and Bank for four years.

RONALD G. KUKUCHKA, Director of Peoples Financial Services Corp., and Peoples Neighborhood Bank since 2007.  President of Ace Robbins, Inc., since 1982.  Member of the Following Committees:  Tunkhannock/Meshoppen Branch; Asset/Liability; Loan; Human Resources/Marketing; and Audit/Compliance.  Age:  58

The Board has determined that Mr. Kukuchka is qualified to be on the Board due to his leaderships skills gained from owning a successful petroleum company in our market area for over 25 years.  He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, Director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF OBJECTIVES

The executive compensation program of Peoples Financial Services Corp. (the “Company”) is designed to provide a competitive based salary as well as provide incentives to our executive officers to effectively lead and manage our company and its growth strategy. Decisions regarding executive compensation are determined by our Compensation Committee with the approval of the Board of Directors.

The program is designed to support annual and long-term company goals that create consistent profitable growth while providing long-term value to our shareholders. The objectives of the Company’s executive compensation plan are to: (1) attract, motivate and retain highly qualified executives; (2) link total compensation to both individual performance and the performance of the bank and holding company; (3) appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and Company performances, and (4) align executive and shareholder interests by including equity as part of total compensation.

In this compensation discussion and analysis, our Chief Executive Officer, Chief Operating Officer/Chief Risk Officer, Chief Financial Officer, and Chief Credit Officer are referred to collectively as our “Named Executive Officers.”

During the year ended December 31, 2011, we compensated our Named Executive Officers with a combination of base salary, cash bonus, equity compensation-through our Employee Stock Ownership Plan (“ESOP”), and benefit plans and perquisites which the Committee believed were comparable to other financial institutions of similar size in our region.

COMPONENTS OF THE COMPENSATION PROGRAM

The Company’s executive compensation includes three key elements: base salary, annual cash incentives and benefit plans.

BASE SALARY

Base salary is the basic element of the executive compensation program and the foundation for setting incentive compensation target awards. The Committee determines the range of base salary to offer to a new executive by evaluating (1) the duties, complexities and responsibilities of the position; (2) the level of experience required, and (3) compensation for positions having similar scope and accountability as the Bank's peers.  The Committee uses a peer group of banks with asset sizes of $500 million to $1 billion in total assets and located in the Northeast Pennsylvania region and sets initial compensation between 83 and 106 percent of the median salary for comparable positions within the peer group.

Each year, the Compensation Committee reviews each Named Executive Officers’ individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the Board of Directors.  The Chief Executive Officer’s and Chief Financial Officer’s salary increased at the percentage required by their employment agreements.

ANNUAL CASH INCENTIVES

In January 2008, the Compensation Committee recommended to the Board of Directors an Incentive Compensation Plan which was adopted by the Company’s Directors. Incentive Compensation represents the “at risk” portion of an executive’s pay. The Compensation Committee sets corporate goals for the Named Executive Officers to achieve in order to qualify for a cash bonus. Measurements and weighting for 2011 contained both Economic Profit Targets and Individual Strategic Targets.

Economic Profit Targets based on achieving budgeted goals included: Net Income weighted at 50%, Total Average Assets at 5%, Return on Average Assets at 5%, Return on Average Equity at 5%, and Efficiency Ratio at 5%. The net income factor is determined on a sliding scale allowing for the bonus calculation to be less than 50% for a graduated variance of under budget performance, and to be more than 50% on a graduated scale for being over budget. The Company believes financial goals create a strong and objective link between executive compensation and shareholder value creation. The Corporation uses economic profit as the measurement for financial goal achievement because it promotes the simultaneous optimization of growth, earnings and capital efficiency. The Company believes economic profit is the best indicator of long-term shareholder value creation and correlates well with long-term stock price appreciation.

The non-economic component for the cash bonus, which was weighted at 30%, was based on Individual Strategic Goals. Strategic plans were outlined for each officer and attainment of the target was based on the execution of the related department’s strategic goals. The Board sets separate goals to align executives’ interests with the financial performance of either the Company or their individual area of responsibility.

If the executive did not meet the established goals, the Compensation Committee had the discretion to award the bonus based upon their best judgment and other considerations.  In order to ensure that the risks associated with the cash incentive plan are minimized, each Named Executive can only earn up to a percentage of base salary, as determined by the Compensation Committee, based upon the specific position held by the Named Executive Officer and the responsibilities associated with such position.   Additionally, in order to minimize any risk associated with the Cash Incentive Plan, the Named Executive Officers, effective with the 2010 bonuses, are required to sign a clawback agreement, as discussed in detail below.

CLAWBACK AGREEMENT

In order to participate in the Cash Incentive Plan, all executives are required to sign a clawback agreement.  The clawback agreement allows the Company to recover any overpayment of the cash incentive in the event that the Company is required to restate its financial statements because of a material financial reporting violation or an executive’s misconduct or fraudulent activity.  The policy applies to any current or former executive officer who received a bonus under the plan during the three-year period preceding the date on which the restatement is required. Nevertheless, the three-year period does not extend before the year 2010.

BENEFITS:

ESOP

The Company designed an ESOP as a long-term incentive to focus executives on long-term value creation and to provide balance to the annual incentives. The ESOP covers substantially all employees who meet the eligibility requirements and was intended to reward all employees, including the Named Executive Officers, based upon the Company’s long-term success as measured by shareholder return.

401(K) AND PROFIT SHARING PLAN

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide all employees with a means by which they can save for retirement and also to provide tax-deferred compensation, not to exceed the amount allowed under the Internal Revenue Code, as a reward for saving for retirement.

HEALTH INSURANCE

Named Executive Officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, life insurance and flex spending account benefits and are standard in the industry.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

In 2004, the Company provided a supplemental employee retirement plan (“SERP”) to Ms. Dissinger as appreciation for her years of service and to incent her to continue to serve the Bank. Additionally, in exchange for the SERP, Ms. Dissinger has signed a restrictive covenant which prohibits her from entering into any business relationships which compete with the operation of the Bank. In 2011, the Company provided supplemental employee retirement plans (“SERP”) to Messrs. Dakey and Ferretti to incent them to continue to serve the Bank. In exchange for the SERP, Mr. Dakey and Mr. Ferretti have signed a restrictive covenant which prohibits them from entering into any business relationships which competes with the bank for a one year period. Participation in the SERP is provided to assure the overall competiveness of the Company’s executive compensation program and provide a retention incentive. The Compensation Committee is considering offering SERP agreements to other key management, but has not executed any other agreements at this time.

PERQUISITES

The Compensation Committee regularly reviews People’s perquisites and believes they are appropriate and modest when compared to peer companies and are necessary to attract and retain high-caliber talent.  The Bank provides a vehicle allowance to its Chief Executive Officer, Chief Financial Officer, and Chief Credit Officer as they are required to entertain business clients. The Committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. The Bank reimburses monthly membership expenses for Messrs. Dakey and Ferretti based on demonstrable business requirements, which are approved monthly and reviewed annually.

IMPACT OF PRIOR COMPENSATION IN SETTING ELEMENTS OF COMPENSATION

Prior compensation of the Named Executive Officers does not impact how the Company sets elements of current compensation. The Compensation Committee believes that current total compensation must be sufficient to attract, motivate and retain top management. The Compensation Committee analyzes outstanding option grants, outstanding plan awards and overall Company stock ownership for each of the Named Executive Officers to ensure that future change-in-control agreements and other benefits provide appropriate and relevant incentives to the executives.

THE ROLE OF MANAGEMENT IN DETERMINING COMPENSATION

The Chief Executive Officer sets performance goals for the other Named Executive Officers.  The Board of Directors sets performance goals for the Chief Executive Officer.  The Chief Executive Officer reviews each of the other Named Executive Officer’s yearly performance and discusses the performance review with and makes a recommendation on increases to base salary to the Compensation Committee.  The Compensation Committee then presents its recommendations for increases in base salary to the Board of Directors for all Named Executive Officers.  No Named Executive Officer is present when the Compensation Committee or the Board of Directors discusses his/her respective compensation levels.

THE ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for recommending compensation policies to the Board for approval, as well as developing and implementing the compensation programs for the Named Executive Officers and other key members. Key items pertaining to executive compensation such as base salary increases, Incentive Compensation Plan, and the offering of SERP agreements are submitted to the Board for approval following the review and recommendation of the Compensation Committee.  The Chief Executive Officer consults with the Compensation Committee in determining the specific individual Strategic Goals outlined in the Incentive Compensation Plan, but does not participate in discussions on his own compensation.

Operating within the framework of duties and responsibilities established by the Board, the Compensation Committee’s role is to assure the Company’s (1) compensation strategy is aligned with the long-term interests of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both corporate and individual performance.

COMPENSATION COMMITTEE CONSULTANTS

The Compensation Committee’s Charter provides that any outside compensation consultants who offer advice on compensation levels and benefits for the Chief Executive Officer or other senior executives will be retained by the Compensation Committee, report to the Chair of the Compensation Committee and submit fee statements for approval to the Chair of the Compensation Committee. The consultant’s findings are reported directly to the Compensation Committee. Any other consulting services by such compensation consultants for the Company must be approved in advance by the Compensation Committee chair. A consultant was not used by the Committee in 2011.

ACCOUNTING AND TAX TREATMENTS

All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (GAAP). We generally do not adjust compensation based on accounting factors, but we consider the tax effect of various types of compensation. Code Section 409A implemented tax rules applicable to nonqualified deferred compensation arrangements, and steps to comply with such rules have been taken to the extent applicable.

MATERIAL DIFFERENCE IN COMPENSATION

The material difference in compensation between the Named Executive Officers is the amount of base salary paid to each.  As base salary is determined by reference to the position of the individual, the amount of experience of the individual, and the performance of the individual, the Compensation Committee believes the differences are warranted.  The Compensation Committee is discussing whether it is in the best interest of the Company to provide SERP agreements to other Named Executive Officers.

BENCHMARKING

Periodically, the compensation committee measures the Company’s senior management compensation levels with comparable levels in industry benchmark studies and peer group data. The bank participates in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participated in the survey.  Survey results are reported by bank asset size and geographic region. We use the survey data to compare our executive positions to those at other banking institutions with total asset size and geography similar to ours.  The Board of Directors also considers salary levels for comparable positions in industries other than the financial services industry.

COMPANY STOCK OWNERSHIP

While we believe that it is important that our Executive Officers and Directors own shares of the Company’s common stock, we do not have equity or security ownership requirements for Executive Officers or Directors.

EXECUTIVE AGREEMENTS

In 2011, the Company was a party to employment agreements with the Chief Executive Officer, Chief Credit Officer and Chief Financial Officer. The Officer’s employment agreements provide payment upon a termination without cause or a termination for “good reason” in consideration for a noncompetition provision which restricts their ability to compete with the Company in certain events.  Termination without cause and termination for “good reason” provisions are standard in the industry for executives to give the executive some security that in the event he is terminated without cause or he suffers an adverse employment action, that he will receive some compensation during the transition phase.

The Chief Operations Officer/Chief Risk Officer has a Change in Control Agreement.  All of these agreements are designed to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.  The agreements are designed to (1) assure the continuity of executive management and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this CD&A, which begins on page 12 of this Proxy Statement, with management and based on such review and discussion, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE
Joseph T. Wright, Jr., Chairman
William E. Aubrey II
Richard S. Lochen, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2011, the Compensation Committee was comprised of at least three members, two of which are independent directors. An "independent" director is a director who is independent, as determined by the Board, within the meaning of applicable stock exchange listing standards. Additionally, at least two members of the Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. There are no interlocking Board memberships between Officers of the Company and any member of the Compensation Committee.

COMPENSATION

The Compensation Committee makes its recommendations on compensation policies and practices after thoughtful deliberation of the effects such practices may have on employees as they relate to risk management and risk-taking incentives and if such policies and practices could create risks that are "reasonably likely to have a material adverse effect" on the Company. The risk-reward structure of the Company is based primarily on Company goals rather than individual goals for the purpose of aligning individual rewards with the interest of the shareholders and encouraging teamwork and as such, the Company has determined that all of its compensation policies and practices, including those for employees other than the Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The table below sets forth information with respect to annual compensation awarded to, earned by, or paid to each of the Chief Executive Officer, the Chief Financial Officer, and to the other Named Executive Officers to the extent such person’s total compensation exceeded $100,000 for the years ended December 31, 2011, 2010 and 2009.

NAME AND PRINCIPLE POSITION	YEAR	SALARY ($)	BONUS($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSA-TION (CASH BONUS) ($) (1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSA-TION ($)		TOTAL ($)
Alan W. Dakey	2011	190,800	0	0	0	64,099	19,700	37,390	(2)	311,989
President/Chief	2010	180,000	0	0	0	49,500	0	28,206	(2)	257,706
Executive Officer	2009	13,846	0	0	0	0	0	1,500	(2)	15,346

Scott A. Seasock	2011	136,077	0	0	0	28,928	0	8,625	(3)	173,630
Senior VP/Chief Financial Officer

Debra E. Dissinger	2011	136,000	0	0	0	27,795	10,538	12,677	(4)	187,010
Executive VP	2010	128,000	0	0	0	22,464	10,036	10,357	(4)	170,857
Chief Oper. Officer/	2009	117,000	0	0	0	0	9,558	9,360	(4)	135,918
Chief Risk Officer

Joseph M. Ferretti	2011	130,000	0	0	0	25,838	8,810	23,321	(5)	187,969
Senior VP	2010	122,000	0	0	0	20,385	0	10,189	(5)	152,574
Chief Credit Officer	2009	106,000	0	0	0	2,955	0	8,869	(5)	117,824

(1)	In January 2009, the Board approved the compensation plan which represents the at-risk portion of executive pay.
(2)
Includes director’s fees of $4,500, $6,000 and $500; automobile allowance of $12,000, $12,000 and $1,000; ESOP contributions of $12,015, $9,609 and $0; 401(k) plan contributions of $5,927, $415 and $0; health and wellness program incentives of $500, $182 and $0 and country club dues of $2,448, $0, and $0 in 2011, 2010 and 2009, respectively.

(3)	Includes automobile allowance of $8,625.
(4)
Includes ESOP contributions of $7,923, $6,406, and $5,850; 401(k) plan contributions of $4,754, $3,840 and $3,510; and health and wellness program incentives of $0, $111 and $0 in 2011, 2010 and 2009, respectively.

(5)
Includes automobile allowance of $7,500, $0 and $0; ESOP contributions of $7,519, $6,257 and $5,543; 401(k) plan contributions of $4,512, $3,749 and $3,326; health and wellness program incentives of $183, $0 and $0; and country club dues of $3,607, $0 and $0 in 2011, 2010 and 2009, respectively.

Non-equity Incentive Plan - In January 2008, the Compensation Committee recommended to the Board of Directors an Incentive Compensation Plan which was approved by the Company’s Directors.  The Compensation Committee sets corporate goals for the Named Executive Officers to achieve in order to qualify for a cash bonus.  Cash bonus awards to the Named Executive Officers for 2011 are structured as follows:  President/Chief Executive Officer – 25% of base salary; CRO/COO – 15% of base salary; CFO – 15% of base salary, and CCO – 15% of base salary. Measurements for 2011 were as follows: a minimum of 70% of the targets were tied to economic profit targets with the remaining 30% based on execution of the related department strategic goals. Net income was weighted on a graduated scale with a 50% weight if the budget target was reached and then calculated on a sliding scale of additional bonus credits for additional revenue or a decrease of bonus credits for under-goal revenue on the same sliding scale.  The four other economic targets were compared to budget- total average assets, if at goal or above, was valued at 5% maximum of base salary, return on average assets (ROAA) also at 5%, return on average equity (ROAE) also at 5%, and the efficiency ratio also at 5%.  The non-economic component for the cash bonus, which made up the last 30%, was based on strategic goals.  Strategic plans outlined for each officer were payable based on the execution of the related department’s strategic goals.  The results for 2011 were that each executive officer received 90% in bonus credits for exceeding the budgeted net income goal, another 20% for reaching each of the other four economic profit targets valued at 5% each, and the last component, which was based on completion of each officer’s personal strategic goals, ranged between 22% and 30% for the three Named Executive Officers.  This resulted in bonus payments of:  Chief Executive Officer, Alan Dakey, received 134% of 25% of his base pay or $64,099; Chief Operations Officer/Chief Risk Officer, Debra Dissinger, received 136% of 15% of her base pay or $27,795;  Chief Credit Officer, Joseph Ferretti, received 142% of 15% of his base pay or $25,838 and Chief Financial Officer, Scott Seasock, received 142% of 15% of his base pay or $28,928.

ESOP - Contributions to the plan are at the discretion of the Board of Directors.  Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year.  The amounts contributed to the plan are the same percentage of compensation for the Named Executive Officers as for all employees.  In 2011, $12,015 was contributed to Mr. Dakey’s account, $7,923 was contributed to Ms. Dissinger account, and $7,519 was contributed to Mr. Ferretti’s account. Mr. Seasock was not eligible in 2011. During 2011, total contributions to the plan charged as an expense to operations were $221,821. Under the terms of the ESOP, the trustee must invest assets primarily in common stock of the Company.  Under the ESOP, employee participants are entitled to voting rights attributable to stock allocated to their accounts.

401(k) - The plan covers substantially all employees who have completed one year of service.  Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary.  Mr. Dakey received $5,927, Ms. Dissinger received $4,754, and Mr. Ferretti received $4,512, in employer contributions in 2011.  Mr. Seasock was not eligible in 2011.  During 2011, total employer contributions to the plan charged as an expense to operations were $113,276.

Supplemental Employee Retirement Plans – In 2004, the Company entered into a Supplemental Executive Retirement Plan with Debra Dissinger, Chief Operations Officers/Chief Risk Officer.  The amount of the normal retirement benefit is $20,000 per annum, paid to the executive for 15 years.  On May 9, 2011, the Company entered into Supplemental Executive Retirement Plan agreements with Alan Dakey, Chief Executive Officer and Joseph Ferretti, Chief Credit Officer.  The amount of the normal retirement benefit for Mr. Dakey is $30,000 per annum paid to the executive for 10 years.  Mr. Ferretti’s benefit is based on his benefit percentage and his final pay.

Employment Agreements - On November 30, 2009, The Company entered into an employment agreement with Alan W. Dakey as President & Chief Executive Officer.  In the event that Mr. Dakey’s employment is involuntarily  terminated by the Company without “cause” or the Executive resigns from employment for “good reason” and no change in control shall have occurred at the date of such termination or resignation, the Company shall pay (or cause to be paid) to the executive in cash within twenty days following termination or resignation, an amount equal to 2.0 times the highest sum of the following: (1) his taxable federal compensation reported on Form W-2 during each of the immediately preceding three calendar years; and (2) all amounts excluded from such compensation during the relevant calendar year by reason of Section 4(d) Code Section 125, and Code Section 401(k). If Mr. Dakey is terminated after a change in control, he will be entitled to 2.99 times his base amount as determined under Section 280G.  In addition, Executive shall be entitled to continuation of group health insurance benefits, at the same level enjoyed by Executive immediately preceding the event, for one year following termination of the Executive’s employment.  In exchange for receipt of the severance payment where no change in control has occurred, the Chief Executive Officer is prohibited for a period of one year from the date of termination, from entering into any relationship with any enterprise which is engaged in a business which competes with the Company.   The Chief Executive Officer’s employment agreement is automatically renewed, on an annual basis, for a period of three years.

On January 18, 2011, The Company entered into an employment agreement with Scott Seasock as Senior Vice President & Chief Financial Officer.  In the event that Mr. Seasock’s employment is involuntarily terminated by the Company without “cause” or the Executive resigns from employment for “good reason” and no change in control shall have occurred at the date of such termination or resignation, the Company shall pay (or cause to be paid) to the executive in cash within twenty days following termination or resignation, an amount equal to 2.0 times his Annual Base Salary. In addition, Mr. Seasock will be entitled to continuation of group insurance benefits, at the same level enjoyed by the Executive immediately preceding the termination for the earlier of two (2) years following termination of employment or until he secures benefits from another employer. If Mr. Seasock is terminated after a change in control, he will be entitled to 2.0 times his Annual Base Salary. In addition, Executive shall be entitled to continuation of group health insurance benefits, at the same level enjoyed by Executive immediately preceding the event, for two years following termination of the Executive’s employment.  In exchange for receipt of the severance payment where no change in control has occurred, the Chief Financial Officer is prohibited for a period of one year from the date of termination, from entering into any relationship with any enterprise which is engaged in a business which competes with the Company.  The Chief Financial Officer’s employment agreement is automatically renewed, on an annual basis, for a period of three years.  Notwithstanding the preceding provisions, in the event the lump sum payment described, when added to all other amounts or benefits would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition.

On May 9, 2011, The Company entered into an employment agreement with Joseph Ferretti as Senior Vice President & Chief Credit Officer.  In the event that Mr. Ferretti’s employment is involuntarily terminated by the Company without “cause” or the Executive resigns from employment for “good reason” and no change in control shall have occurred at the date of such termination or resignation, the Company shall pay (or cause to be paid) to the executive in cash within twenty days following termination or resignation, an amount equal to 2.0 times his Annual Base Salary. In addition, Mr. Ferretti will be entitled to continuation of group insurance benefits, at the same level enjoyed by the Executive immediately preceding the termination for the earlier of two (2) years following termination of employment or until he secures benefits from another employer. If Mr. Ferretti is terminated after a change in control, he will be entitled to 2.0 times his Annual Base Salary. In addition, Executive shall be entitled to continuation of group health insurance benefits, at the same level enjoyed by Executive immediately preceding the event, for two years following termination of the Executive’s employment.  In exchange for receipt of the severance payment where no change in control has occurred, the Chief Credit Officer is prohibited for a period of one year from the date of termination, from entering into any relationship with any enterprise which is engaged in a business which competes with the Company.  The Chief Credit Officer’s employment agreement is automatically renewed, on an annual basis, for a period of three years.  Notwithstanding the preceding provisions, in the event the lump sum payment described, when added to all other amounts or benefits would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition.

Change in Control Agreements - The Company also has entered into a change-in-control agreement with Ms. Dissinger. The agreement defines a change in control as having occurred (1)  when any one person or a group acquires ownership of fifty percent or more of the total fair market value or total voting power of the Company; (2) any one person or a group acquires thirty-five percent or more of the total voting power of the Company; (3) a majority of the Company’s board is replaced during any 12-month period by directors whose appointment was not endorsed by a majority of the current Board; or (4) any person or a group acquires assets from the Company or the Bank that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all assets of the Company.

The executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Company for any reason other than “cause” or disability of the executive; or (2) employment is terminated by the executive for “good reason.”  “Good reason” is defined as (1) assignment to the executive of duties substantially inconsistent with the executive’s position, authority or responsibilities, or any other substantial adverse changes in the executive’s position, including title, authority or responsibilities; (2) the Company’s failure to comply with any of the provisions of the agreement; (3) a required change of more than 50 miles in the executive’s principal place of work, except for travel reasonably required in performing the executive’s responsibilities; (4) a purported termination of the executive’s employment by the Company which is not permitted by the agreement; (5) the Company’s failure to require a successor company to assume the agreement; or (6) the executive’s good faith determination that the change in control resulted in the executive being substantially unable to carry out authorities or responsibilities attached to his or her position due to the change in control.

When a triggering event occurs following a change in control, the executive is entitled to two times the sum of the executive’s annual base salary.  This change in control agreement is automatically renewed, on an annual basis, for a period of two years.

The Chief Executive Officer and other Executive Officers are entitled to receive reimbursement for any legal fees and expenses, plus interest thereon that may be incurred in enforcing or defending his or her agreement.

PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following chart outlines the benefits payable to the Named Executive Officers upon a termination of employment and assumes that the termination of employment occurred on December 31, 2011:

Name	Termination Without “Cause”		Termination for “Good Reason”		Termination after a Change in Control
Alan W. Dakey	$495,126	(1)	$495,126	(1)	$851,763	(2)
Debra E. Dissinger	$0		$0		$292,000	(3)
Joseph M. Ferretti	$283,690	(4)	$283,690	(4)	$641,655	(5)
Scott A. Seasock	$287,034		$287,034		$287,034

(1)	Mr. Dakey would receive $475,426 under his Employment Agreement and $19,700 under his SERP.
(2)	Mr. Dakey would be eligible for $585,372 under his Employment Agreement and a lump sum payment of $266,391 under his SERP.
(3)
Ms. Dissinger would receive $272,000 under her Change in Control Agreement and $20,000 under her SERP.  Under the SERP agreement Ms. Dissinger would be eligible for the stated retirement benefit which is $20,000 per year for 15 years.

(4)	Mr. Ferretti would receive $274,880 under his Employment Agreement and $8,810 under his SERP.
 (5)  Mr. Ferretti would be eligible for $274,880 under his Employment Agreement and a lump sum payment of $366,775 under his SERP.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END DECEMBER 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price	Option Expiration Date
Debra E. Dissinger	150	0	0	$27.50	6/1/2013
	150	0	0	$34.10	11/12/2014
	150	0	0	$30.75	10/3/2015
Joseph M. Ferretti	150	0	0	$27.50	6/1/2013
	150	0	0	$34.10	11/12/2014
	150	0	0	$30.75	10/3/2015

OPTION EXERCISES AND STOCK VESTED TABLE
There were no Option Exercises in 2011.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alan W. Dakey President/CEO	Executive Supplemental Retirement Plan	2	19,700	19,700

Debra E. Dissinger EVP/COO/CRO	Executive Supplemental Retirement Plan	37	78,074	10,538

Joseph M. Ferretti SVP/CCO	Executive Supplemental Retirement Plan	15	8,810	8,810

RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

Several of the Company’s Directors, Officers, their immediate family members and companies with which they are associated, are customers of the Bank.   During 2011, many of them had banking transactions with the Bank, in the ordinary course of the Bank’s business, and intend to do so in the future. The Bank has a formal process with respect to the review and approval of loans extended by Peoples Neighborhood Bank to related persons. In 2006, the Bank adopted written procedures to review and approve transactions with related persons. In accordance with these procedures all transactions with related persons must be approved or ratified by disinterested members of Board of Directors. All loans and commitments to loan included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to the lender and, in the opinion of the Bank’s Management, do not involve more than the normal risk of collection or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

The members of the Bank’s Audit Committee were Earle A. Wootton, Joseph T. Wright, Jr. and Ronald G. Kukuchka.  The Committee met four times during fiscal 2011.   The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.  In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure.  As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.  A copy of the Audit Committee Charter is available on the Bank’s website www.peoplesnatbank.com/investors.

Independent Auditor Fees  The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the Securities and Exchange Commission require all public accounting firms which audit issuers to obtain pre-approval from their respective Audit Committees in order to provide professional services without impairing independence.

Preapproval  The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The pre-approval policies and procedures are as follows:

•
Any audit or non-audit service to be provided to the Company by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval.  The proposed services are submitted to the Audit Committee with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002.

•	The Audit Committee, in its sole discretion, then approves or disapproves the proposed services and documents such approval, if given, by signing the engagement letter.

ParenteBeard LLC has previously issued engagement letters to or obtained formal approval from the Audit Committee for certain services.  These services are summarized below.

The following fees were incurred for 2011 and 2010:
	2011	2010
Audit Fees (1)	$101,743	$103,780
Audit-Related Fees (2)	12,168	540
Tax Fees (3)	11,160	13,636
All other fees (4)
	$125,071	$117,956

(1)
Includes professional services rendered for the audit of the Corporation’s annual financial statements and internal control and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)	Assurance and related services reasonably related to the performance of the audit or review of financial statements.
(3)	Tax fees include the following: preparation of state and federal tax returns, and consultation on various other tax related matters.
(4)	Other fees include evaluation of a proposed transaction or other permitted, nonrecurring non-attest special projects.

These fees were approved in accordance with the Audit Committee’s policy.

The Audit Committee of the Bank has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2011, and discussed them with management and the Company’s independent accountants, ParenteBeard LLC.  The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received from the independent accountants the written disclosures and letter required by applicable requirements of the Public Company Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and the Audit Committee has discussed the accountants’ independence from the Company and management with the accountants.  Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2011, be included in the Company’s Annual Report on Form 10-K for that fiscal year.

Representatives of ParenteBeard LLC, the accounting firm which examined the financial statements of the Company for the year ending December 31, 2011, are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Members of the Audit Committee
Earle A. Wootton, Chairman
Joseph T. Wright, Jr.
Ronald G. Kukuchka

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board of Directors presently consists of seven members. The Company’s Board of Directors is divided into three classes, one-third (as nearly equal in number as possible) of who are elected annually to serve for a term of three years.

The following information is set forth in the table entitled “Company’s Board of Directors”:

•	name;
•	age;
•	term of office; and
•	the principal occupation of such individuals during the past five years.
The Executive Officers are appointed to their respective offices annually.  All Directors of the Company also serve as Directors of Peoples Neighborhood Bank.  Unless otherwise indicated, the principal occupation listed for a person has been the person’s occupation for at least the past five years.  The table indicates the earliest year a person became an Officer or Director for Peoples Neighborhood Bank or the Company.

NAME	AGE	POSITION ON BOARD	YEAR ELECTED OR APPOINTED OFFICE	YEAR TERM EXPIRES	OCCUPATION
William E. Aubrey II	49	Chairman Director	2006	2013	President/Chief Executive Officer of Gertrude Hawk Chocolates
Alan W. Dakey	60	President/CEO Director	2009	2012	President/Chief Executive Officer of Bank and Company/ Former President/CEO/Director of Mid Penn Bancorp, Inc.
Ronald G. Kukuchka	58	Director	2007	2014	President of Ace Robbins, Inc.
Richard S. Lochen, Jr.	48	Director	2003	2014	Certified Public Accountant/ Former Chief Administrative Officer of Bank and Company/Former President/Chief Executive Officer of Bank and Company
George H. Stover, Jr.	65	Director	1992	2014	Real Estate Appraiser
Earle A. Wootton	67	Director	2010	2012	Director of the Community Foundation of Susquehanna and Wyoming Counties/ Former President of a Group of Commercial Printing and Publishing Companies
Joseph T. Wright, Jr.	56	Director	2009	2013	Attorney at Law
Debra E. Dissinger	57	Secretary	1990	N/A	Executive Vice President/Chief Operations Officer/Chief Risk Officer of the Bank
Joseph M. Ferretti	42	N/A	1997	N/A	Senior Vice President/Chief Credit Officer of the Bank
Scott A. Seasock	54	N/A	2011	N/A	Senior Vice President/Chief Financial Officer of the Bank/Former Chief Financial Officer of Community Bank and Trust

There are no family relationships among any of the Executive Officers or Directors of the Company.  Executive Officers of Peoples Neighborhood Bank are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Management knows of no business other than as described previously that is planned to be brought before the Meeting.  Should any other matters arise, however, the person(s) named on the enclosed proxy will vote in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with his/her best judgment.